Exhibit 5.1

April 2, 2008

Point Blank Solutions, Inc.

2102 S.W. 2nd Street

Pompano Beach, Florida 33069

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Point Blank Solutions, Inc., a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of 560,000 shares of the Company’s common stock, par value $.001 per share (the “Shares”), issuable from time to time to Thomas C. Canfield and John C. Siemer (“Employees”) under those certain Warrant Award Certificates of the Company dated September 28, 2006 (the “Warrant Awards”), by means of a registration statement on Form S-8 (the “Registration Statement”).

In connection herewith, we have examined:

1)      the Warrant Awards; and

2)      the Registration Statement.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Incorporation filed September 1, 1994, the Certificate of Amendment of Certificate of Incorporation filed December 31, 1996, the Certificate of Amendment of Certificate of Incorporation filed July 24, 2001, the Certificate of Merger of Point Blank Solutions, Inc. and DHB Industries, Inc. filed October 1, 2007, and the Second Amended and Restated Bylaws of the Company, adopted as of August 17, 2007, each as currently in effect, and such other corporate records, agreements and instruments of the Company, certificates of public officials and officers of the Company, and such other documents, records and instruments, and we have made such legal and factual inquiries, as we have deemed necessary or appropriate as a basis for us to render the opinions hereinafter expressed. In our examination of the foregoing, we have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied without independent investigation as to matters of fact upon statements of governmental officials and certificates and statements of appropriate representatives of the Company.

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Point Blank Solutions, Inc.

Based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, we are of the opinion that the Shares to be issued pursuant to the Warrant Awards have been duly authorized for issuance to the Employees, and upon the issuance and delivery of the Shares and receipt by the Company of all consideration therefor in accordance with the terms of the Warrant Awards, the Shares will be validly issued, fully paid and nonassessable.

Our opinion herein reflects only the application of the Federal laws of the United States and, to the extent required by the foregoing opinion, the General Corporation Law of the State of Delaware. The opinion set forth herein is made as of the date hereof and is subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinion expressed herein is based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement this opinion should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinion, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including any prospectus constituting a part thereof, and any amendment thereto. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.

We do not render any opinions except as set forth above. By your acceptance of this opinion letter, you agree that it may not be relied upon, circulated, quoted or otherwise referred to by any other person or for any other purpose without our prior written consent in each instance.

Very truly yours,

/s/ Bryan Cave LLP